SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 14, 2002

INVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

0-28236	94-3123544
(Commission File No.)	(I.R.S. Employer Identification No.)

7151 Gateway Boulevard

Newark, CA 94560

(Address of principal executive offices and zip code)

(510) 739-2400

(Registrant’s telephone number, including area code)

Item 5.  Other Events

On March 14, 2002, InVision Technologies, Inc. announced that it had entered into a letter of intent with CoorsTek, Inc. for CoorsTek to provide contract manufacturing and assembly services for the production of InVision’s CTX explosives detection systems.  The press release announcing the execution of the letter of intent is filed as Exhibit 99.1 hereto.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

99.1	Press Release, dated March 14, 2002, entitled “Invision Technologies, Inc. Signs Letter of Intent with Potential Contract Manufacturing Partner.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVISION TECHNOLOGIES, INC.

DATE: March 14, 2002	By:	/s/ Daniel M. Rosen
Daniel M. Rosen
Assistant Secretary

INDEX TO EXHIBITS

99.1	Press Release, dated March 14, 2002, entitled “Invision Technologies, Inc. Signs Letter of Intent with Potential Contract Manufacturing Partner.”